MB Software Corporation
                       2225 E. Randol Mill Road, Suite 305
                           Arlington, Texas 76011-6306



                                                                 August 26, 1997

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of MB Software Corporation, a Colorado corporation (the "Company"), to be held at 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, on September 30, 1997, at 10:00 a.m., local time, or such other times and places to which the Meeting may adjourn. The attached Notice of Annual Meeting and Information Statement fully describe the formal business to be transacted at the Meeting, which includes: (i) the election of directors of the Company and (ii) ratification of the selection of independent public accountants. We have also enclosed a copy of the Company's Annual Report for the fiscal year ended December 31, 1996.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         A number of directors and officers of the Company will attend the meeting and will be available to respond to your questions.


                                               Sincerely,



                                               Scott A. Haire
                                               Chairman of the Board

                             MB Software Corporation
                       2225 E. Randol Mill Road, Suite 305
                           Arlington, Texas 76011-6306


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 30, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of MB Software Corporation, a Colorado corporation (the "Company"), will be held at the offices of the Company at 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, on September 30, 1997, at 10:00 a.m., local time, or at such other times and places to which the Meeting may be adjourned. An Information Statement for the Meeting is enclosed.

     The Meeting is for the following purposes:

     (1) To elect seven members of the Board of Directors for the term of office stated in the Information Statement.

     (2) To consider and ratify the selection of the Company's independent public accountants.

     (3) To transact any other business that may properly come before the Meeting or any adjournments thereof.

     The close of business on August 8, 1996, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 2225 E. Randol Mill Road, Suite 305, Arlington, Texas.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Information Statement.


                                              By Order of the Board of Directors



                                              Lucy J. Singleton
                                              Secretary

Arlington, Texas
August 26, 1997

                             MB Software Corporation
                       2225 E. Randol Mill Road, Suite 305
                           Arlington, Texas 76011-6306


                              INFORMATION STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 30, 1997


     This Information Statement is being first mailed on August 26, 1996, to shareholders of MB Software Corporation, a Colorado corporation (the "Company"), by the Board of Directors in connection with the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, on September 30, 1997, at 10:00 a.m., local time, or at such other times and places to which the Meeting may be adjourned.

     The purpose of the Meeting is to consider and act upon: (i) the election of seven directors for terms expiring in 1997; (ii) the ratification of the selection of King Griffin & Adamson P.C. (formerly King, Burns & Company, P.C.) as the Company's independent public accountants; and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.


                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting was the close of business on August 8, 1997 (the "Record Date"), at which time the Company had issued and outstanding 68,485,080 shares of Common Stock, par value $.001 per share ("Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE COMPANY HAS BEEN ADVISED THAT SHAREHOLDERS OWNING AN AGGREGATE OF 40,869,992 SHARES OF COMMON STOCK (CONSTITUTING APPROXIMATELY 60% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AS OF AUGUST 8, 1997) INTEND TO VOTE IN FAVOR OF ALL MATTERS TO BE ACTED UPON AT THE MEETING, THEREBY ASSURING THEIR ADOPTION.


                                QUORUM AND VOTING

     In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Company (the "Board of Directors"), provided a quorum is present. Votes may be cast or withheld with respect to the proposal to elect seven members of the Board of Directors for terms expiring at the Company's Annual Meeting of Shareholders in 1998. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

     Approval of the proposal to ratify the selection of King Griffin & Adamson P.C. as the Company's independent public accountants requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on such proposal, provided a quorum is present. Abstentions will be counted toward a quorum, but will count as a vote against such proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The current Board of Directors has fixed the number of authorized directors at seven, effective upon election at the Meeting. Thus, there are seven directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 1998 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected;
however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.


         The nominees are as follows:

                        Name                Age                        Position
                        ----                ---                        --------
                   Scott A. Haire            32          Chairman of the Board, Chief Executive
                                                                  Officer and President
                 Gilbert A. Valdez           54           Chief Operating Officer and Director
                   Tom M. Wilkins            33           Chief Financial Officer and Director
                  Robert E. Gross            50                         Director
                 Araldo A. Cossutta          72                         Director
                  Steven W. Evans            44                         Director
                Thomas J. Kirchhofer         54                         Director
-----------------

     The Company has been advised that shareholders owning an aggregate of 40,869,992 shares of Common Stock intend to vote in favor of the election as directors of the seven nominees listed above, thereby assuring their election to the Board of Directors.

Scott A. Haire is Chairman of the Board, Chief Executive Officer and President of the Company. Prior to founding MedBanc Data Corporation (a subsidiary of the Company) ("MedBanc"), he was an employee of the Company from November 1993 to June 1994. Previously, Mr. Haire was president of Preferred Payment Systems, a company specializing in electronic claims and insurance system related projects.

Gilbert A. Valdez is Chief Operating Officer of the Company and past President and CEO of four major financial and healthcare corporations. Most recently, he served as CEO of Hospital Billing and Collection Services, Inc., a $550 million healthcare receivables financing entity located in Wilmington, Delaware; Datix Corporation, an Atlanta-based corporate divestiture from Harris-Lanier; Medaphis Corporation, an interstate, multi-dimensional healthcare service agency based in Atlanta; and NEIC, a national consortium of 40 major insurance companies formed for development of electronic claim billing standards. Mr. Valdez has 28 years of senior healthcare receivables financing experience.

Thomas M. Wilkins is Chief Financial Officer of the Company. Previously, Mr. Wilkins held either the position of Controller or other high level financial management positions in the thoroughbred horse racing industry with various organizations such as the Breeders' Cup Ltd., Churchill Downs, Inc., and
Lone Star Race Park, Ltd. He also spent time as a consultant on accounting and report writing software for Vision Consulting Corporation.

Robert E. Gross is President of R. E. Gross & Associates, providing consulting and systems projects for clients in the multi-location service, banking and healthcare industries. From 1987 to 1990, he was vice president -- technical operations for Medaphis Physicians Service Corp., Atlanta, Georgia. Prior to that, he held executive positions with Chi- Chi's, Inc., Royal Crown and TigerAir. He also spent 13 years as an engineer with IBM.

Araldo A. Cossutta is President of Cossutta and Associates, an architectural firm based in New York City, with major projects throughout the world. Previously, he was a partner with I.M. Pei and is a graduate of the Harvard Graduate School of Design and the Ecole des Beaux Arts in Paris. Mr. Cossutta was a significant shareholder in Personal Computer Card Corporation ("PC3") and was chairman of PC3 at the time of its acquisition by the Company in November
1993. He is also a director of Computer Integration Corporation of Boca Raton, Florida.

Steven W. Evans is a Certified Public Accountant and President of Evans Phillips & Co., PSC, an accounting firm which he established in 1976 in Barbourville and Middlesboro, Kentucky. He is also a founder and active in PTRL, which operates contract research laboratories located in Kentucky, North Carolina, California and Germany. He is also a founder and active in the management of environmental, financial and hotel corporations in Kentucky and Tennessee.

Thomas J. Kirchhofer is president of Synergy Wellness Centers of Georgia, Inc. He is past president of the Georgia Chiropractic Association.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of July 31, 1997, regarding the beneficial ownership of capital stock of the Company by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company and person to be elected as a director; (iii) the Company's Chief Executive Officer; and (iv) the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of capital stock owned by them, unless otherwise noted.


                                                              Amount and Nature
Name of Beneficial                                             of Beneficial      Percent
Owner or Group(1)                                               Ownership         of Class
------------------------                                       ----------         --------
Scott A. Haire                                                 29,121,297 2)      41.1%
Araldo A. Cossutta                                              2,982,025          4.4%
Steven W. Evans                                                 2,000,000(3)       2.9%
Thomas J. Kirchhofer                                                 --                *
Gilbert A. Valdez                                                 600,000(4)           *
Robert E. Gross                                                   200,000(5)           *
Tom M. Wilkins                                                    400,000(6)           *
Robert Shaw                                                    11,000,000         16.1%
All Directors and Executive Officers as a group                35,303,322         48.64%
(seven in number)
-----------

*        Less than 1%.

(1) The address for each person or entity listed is 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, 76011.

(2) Includes 1,800,000 shares and 600,000 shares subject to options and a warrant, respectively, that are presently exercisable.

(3) Includes 500,000 shares subject to a warrant that is presently exercisable by Mr. Evans.

(4) Consists of shares subject to options that are presently exercisable by Mr. Valdez.

(5) Consists of shares subject to options that are presently exercisable by Mr. Gross.

(6) Consists of shares subject to options that are presently exercisable by Mr. Wilkins.



                        BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings or acts by unanimous written consent when an important matter requires Board action between scheduled meetings. The Board of Directors or its authorized committees met six times and acted by unanimous consent six times during fiscal 1996. During fiscal 1996, each member of the Board of Directors participated in 100% of all Board and applicable committee meetings held during the period for which he was a director.

     The Company does not have any written employment agreements with any of its officers or directors.

     The Board of Directors does not have an audit, compensation or nominating committee. The functions customarily attributable to those committees are performed by the Board of Directors as a whole.

     There are no standard compensation arrangements for directors.

                             MANAGEMENT COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer. No other executive officer's total annual salary and bonus exceeded $100,000, based on salary and bonus earned during fiscal 1996.




                                                                                        Long-Term Compensation
                                                                                --------------------------------------
                                                Annual Compensation                       Awards             Payouts
                                         -----------------------------------        ------------------       -------

                                                                                                 Securities
                                                                                 Restricted      Underlying
    Name and Principal        Fiscal                              Other Annual       Stock        Options       LTIP      All Other
         Position             Year        Salary       Bonus      Compensation      Award(s)       /SARs       Payouts  Compensation
        ----------            ----        ------       -----      ------------      --------        ----       -------  ------------
Scott A. Haire                1996        120,000       --            --              --             --          --             --
Chairman of the Board,        1995         -- (1)       --            --              --         1,800,000       --             --
Chief Executive Officer and   1994        58,750(1)     --            --              --             --          --             --
President

-------------

(1)  Mr. Haire  elected not to receive  salary from July 1994  through  December
     1995.


                        OPTION GRANTS DURING FISCAL 1996

     The Company did not grant any options to the named executive officer during fiscal 1996.


                       OPTION EXERCISES DURING FISCAL 1996
                        AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the named executive officer during fiscal 1996 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised                  In-the-Money
                            Number of                           Options/SARs at                     Options/SARs
                             Shares                             Fiscal Year End                 at Fiscal Year End (1)
                                                       -------------------------------     ------------------------------
                            Acquired         Value
                           on Exercise     Realized
                           -----------     --------
          Name                                           Exercisable    Unexercisable        Exercisable   Unexercisable
          ----                                           -----------    -------------        -----------   -------------
Scott A. Haire . . . . .       -0-            N/A         1,800,000           --              $180,000           --


(1) The closing price for the Company's Common Stock based upon the NASDAQ-OTC Bulletin Board on December 31, 1996, was $0.125.

                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners have been complied with.


                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the shareholders at the Meeting, the Board of Directors has selected King Griffin & Adamson P.C. (formerly King, Buns & Company, P.C.) to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997. King Griffin & Adamson P.C. has served the Company in this capacity since March 10, 1994. Representatives of King Griffin & Adamson P.C. are expected to be present at the Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company not later than April 24, 1998. Such proposals should be directed to MB Software Corporation, 2225 E. Randol Mill Road, Suite 305, Arlington, Texas, 76011-6306, Attention:
Secretary.


                                 OTHER BUSINESS

     The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                                  MISCELLANEOUS

     All costs incurred in the mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     Accompanying this Information Statement is a copy of the Company's Annual Report for the fiscal year ended December 31, 1996.

                                              By Order of the Board of Directors



                                             Lucy J. Singleton
                                             Secretary
Arlington, Texas
August  26, 1997